Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-138554 and No. 333-143343) and Form S-3 (No. 333-174867) of OneBeacon Insurance Group, Ltd. of our report dated February 28, 2012 relating to the financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

February 28, 2012